SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: April 2, 2004.

REALITY INTERACTIVE, INC.

(Exact name of registrant as specified in charter)

NEVADA               0-27862                 80-0028196
(State or other jurisdiction    (Commission   (IRS employer
      incorporation)                     file number)        identification no.)

378 North Main Street, #124
Layton, Utah 84043
(Address of Principal Executive Offices)

Registrants telephone number, including area code (801) 497-9075Item 1. Change in Control of Registrant

Effective April 2, 2004, Reality Interactive, Inc. ("the Company ") issued seven million shares of its common stock to its President for services rendered. As a result of the issuance, Dean Becker became the Companys controlling shareholder, owning approximately 88 percent of the Companys shares currently outstanding.

On April 12, 2004, the Company executed an agreement to merge a newly-formed subsidiary with Natural Gas Systems, Inc. ("NGS"), which is a privately-held Delaware corporation. Though the intended transaction has not yet closed, the following information is provided in anticipation of such closing.

Upon closing of the merger, NGS will become a wholly-owned subsidiary of the Company. Pursuant to the transaction, the shareholders of NGS will be issued between 22 and 24 million shares of common stock and we become the controlling shareholders of the Company. Additionally, Robert Herlin, CEO of NGS and Sterling McDonald, CFO of NGS, will become CEO and CFO of the combined company. Mr. Becker would then resign and cancel 7,000,000 of the 7,010,000 shares he currently owns and resign as an officer and director of the Company.

Incorporated in September of 2003, NGS is a development stage company recently formed to engage in the acquisition and re-development of shallow, well-established oil and gas fields, utilizing both conventional and lateral drilling technologies. In 2003, NGS completed the purchase of a 100% working interest in the Delhi Field. Discovered in the 1940's, Delhi is a mature field that was developed through the drilling of over 450 wells. With only seven of forty-four open well bores currently producing, NGS is re-developing the field with the objective of increasing production and/or ultimate recoveries from previously discovered resources.

NGS is currently in the process of having its financial statements audited and the parties currently expect the merger to close sometime before May 30, 2004.

Item 5. Other Events

Effective April 12, 2004, the Company executed an agreement to acquire all the of equity of Natural Gas Systems, Inc. through a merger with a newly-formed subsidiary of the Company. (See Item 1)

The Company has successfully restructured its finances through the exchange of equity for debt. Debt holders have converted approximately $230,000 in debt for the issuance of 695,000 shares of common stock. Additionally, the Company intends to obtain forgiveness of over $97,000 in remaining debt by the end of May. As a result of the issuances of common stock through debt conversions and the planned merger with NGS, at the time of closing the Company will have approximately 22 to 25 million shares issued and outstanding.

The Company intends to change its name to Natural Gas Systems, Inc. and obtain a new trading symbol on the OTC Bulletin Board following closing of the merger.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

The required financial statements will be filed by amendment not later than 60 days after the date of closing.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALITY INTERACTIVE, INC.

Date: April 16, 2004 By: /s/ Dean H. Becker

Dean H. Becker, President/CEO

INDEX TO EXHIBITS

Exhibit No. Exhibit

2 Merger Agreement dated April 12, 2004 between Reality Interactive, Inc. and Natural Gas Systems, Inc.

Press Release, Dated April 12, 2004.